                           [LETTERHEAD OF ROPES & GRAY]

                               February 27, 2001




The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

Ladies and Gentlemen:

     We hereby consent to the reference to us under the caption "Counsel" in the Statement of Additional Information that relates to your Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund and Massachusetts Municipal Money Market Fund that is included in Post-Effective Amendment No. 53 to your Registration Statement on Form N-1A (No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.



                                          Very truly yours,



                                          /s/ Ropes & Gray
                                          ----------------
                                          Ropes & Gray